Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Registration Statement on Form N-2/A of our report dated April 25, 2025, except for Note 8, as to which the date is May 29, 2025, relating to the financial statements of C1 Fund Inc., which is contained in the Statement of Additional Information of that Registration Statement.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ BDO USA, P.C.

New York, New York

July 25, 2025